Registration No. 33-_____
_____________________________________________________________________________
_____________________________________________________________________________
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                                  ________________

                                      Form S-8
                               Registration Statement
                                       Under
                             The Securities Act of 1933
                                  ________________

                   THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
               (Exact name of registrant as specified in its charter)

       MARYLAND                                                   13-1890974
(State or other jurisdiction                                (I.R.S. employer
    of incorporation or                                       identification
        organization)                                             number)

2 Paragon Drive, Montvale, New Jersey                                 07645
(Address of principal executive offices)                             (Zip Code)


                               1994 STOCK OPTION PLAN
                                        AND
                 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                             (Full title of the plans)
                                  _______________

                               ROBERT G. ULRICH, ESQ.
                     Senior Vice President and General Counsel
                   The Great Atlantic & Pacific Tea Company, Inc.
                                  2 Paragon Drive
                            Montvale, New Jersey  07645
                      (Name and address of agent for service)

                                   (201)573-9700
           (Telephone number, including area code, of agent for service)

                                  _______________
                                      Copy to:

                               KENNETH W. ORCE, ESQ.
                               Cahill Gordon & Reindel
                                   80 Pine Street
                              New York, New York  10005
                                   (212) 701-3000
                                  _______________
                                  _______________

                          CALCULATION OF REGISTRATION FEE
____________________________________________________________________________________
____________________________________________________________________________________
                                          Proposed    Proposed
                                            Maximum     Maximum           Amount
                                Amount      Offering    Aggregate           of
    Title of Each Class of      to be       Price Per   Offering       Registration
Securities to be Registered   Registered    Share(1)    Price(1)           Fee
____________________________________________________________________________________
Common Stock, par value
  $1.00 per share..........   1,500,000     $20.25     $32,400,000    $11,172.41
                              shares and
                                100,000
                              shares
____________________________________________________________________________________
____________________________________________________________________________________
(1)  Estimated solely for purposes of calculating the registration fee and computed pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the market value of the Registrant's Common Stock.  The market value of the Registrant's Common Stock was computed by taking the average of the high and low sale prices reported for the Common Stock on the New York Stock
     Exchange on July 27, 1994.



____________________________________________________________________________________

                            PART I

                     INFORMATION REQUIRED
                IN THE SECTION 10(A) PROSPECTUS


Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual
        Information.*

*       Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.



                            PART II

                     INFORMATION REQUIRED
                 IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

          The following documents, which are on file with the Securities and Exchange Commission (File No. 1-4141), are incorporated in this registration statement by reference as of their respective dates and made a part hereof:

          (a) the Company's Annual Report on Form 10-K for the year ended February 26, 1994; and

          (b) the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-8 dated July 27, 1984, including any further amend-ment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amend-ment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Regis-tration Statement and to be part thereof from the date of fil-ing of such documents.

Item 4. Description of Securities.

          The description of the Company's Common stock to be offered pursuant to this Registration Statement have been incorporated by reference into this Registration Statement. See
"Incorporation of Documents by Reference".

Item 5. Interests of Named Experts and Counsel.

          The Company's consolidated financial statements and the related supplemental schedules, incorporated herein by ref-erence to the Company's Annual Report on Form 10-K, have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference in this Registration Statement, given on the authority of said firm as experts in accounting and auditing.

Item 6. Indemnification of Directors and Officers.

          The Maryland General Corporation Law and the Articles of Restatement of the Certificate of Incorporation of The Great Atlantic & Pacific Tea Company, Inc. (the "Charter") provide for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. The Company's Charter provides that the Company shall indemnify directors of the Company to the maximum extent now or hereafter permitted by law, and officers, employ-ees and agents of the Company to the extent required by law and may, as authorized hereafter by the Board of Directors, provide further indemnification to officers, employees and agents of the Company to the maximum extent now or hereafter permitted by law.

          The Company maintains directors' and officers' lia-bility insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

     5.1 -Consent and Opinion of Cahill Gordon & Reindel regarding legality of securities being registered
     10.1  -1994 Stock Option Plan (previously filed as
            Exhibit A to the Proxy Statement dated May 26, 1994)
     10.2 -1994 Stock Option Plan for Non-Employee Directors (previously filed as Exhibit B to the Proxy Statement dated May 26, 1994)
     23.1  -Consent of Deloitte & Touche, Independent Public
            Accountants

     23.2 -Consent of Cahill Gordon & Reindel - contained in the opinion filed as Exhibit 5.1


Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the regis-tration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is a Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 of section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effec-tive amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pur-suant to section 13(a) or section 15(d) of the Securities

Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Com-mission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or control-ling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


























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
                          SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in Montvale, New Jersey, on the 2nd day of August, 1994.

                              THE GREAT ATLANTIC & PACIFIC TEA
                                COMPANY, INC.
                                (Registrant)



                              By    /s/
                                        James Wood
                                 Chairman of the Board and
                                  Chief Executive Officer



          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                   Title                     Date



/s/                          Director, Chairman of            August 2, 1994
    James Wood                the Board and Chief
                               Executive Officer
                               (Principal Executive
                               Officer)



/s/                                 Director                  August 2, 1994
   Rosemarie Baumeister

        Signature                   Title                     Date





/s/                          Director, Vice Chairman          August 2, 1994
       Fred Corrado            of the Board, Chief
                               Financial Officer and
                               Treasurer (Principal
                               Financial Officer)



/s/                                 Director                  August 2, 1994
   Christopher F. Edley



/s/                          Director, President and          August 2, 1994
   Christian W.E. Haub        Chief Operating Officer


/s/                                 Director                  August 2, 1994
        Helga Haub



/s/                                 Director                  August 2, 1994
  Barbara Barnes Hauptfuhrer



/s/                                 Director                  August 2, 1994
    Paul C. Nagel, Jr.



/s/                                Director                   August 2, 1994
     Eckart C. Siess



/s/                                 Director                  August 2, 1994
       Fritz Teelen



/s/                                 Director                  August 2, 1994
    R.L. "Sam" Wetzel

        Signature                   Title                     Date




/s/                          Vice President, Controller       August 2, 1994
      Kenneth A. Uhl           (Principal Accounting
                               Officer)



/s/                          Senior Vice President,           August 2, 1994
     Robert G. Ulrich          and General Counsel

                           EXHIBIT INDEX



  Exhibit
    No.             Description


    5.1    -Consent and Opinion of Cahill Gordon &
            Reindel regarding legality of securities being registered
   10.1 -1994 Stock Option Plan (previously filed as Exhibit A to the Proxy Statement dated
            May 26, 1994)
   10.2    -1994 Stock Option Plan for Non-Employee
            Directors (previously filed as Exhibit B to the Proxy Statement dated May 26, 1994)
   23.1    -Consent of Deloitte & Touche, Indepen-
            dent Public Accountants
   23.2    -Consent of Cahill Gordon & Reindel -
            contained in the opinion filed as
            Exhibit 5.1































                                -1-